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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference, in the Registration Statements (Forms S-8 No. 333-45669 and No. 333-47573) of our report dated March 3, 1999 with respect to the consolidated financial statements and additional information of Esprit Telecom Group plc as of December 31, 1998, September 30, 1997 and September 30, 1996 and for each of the years then ended, included in this Annual Report (Form 10-K) of Global TeleSystems Group, Inc. for the year ended December 31, 1998.

/s/  PRICEWATERHOUSECOOPERS

PricewaterhouseCoopers

London, England
March 18, 1999